UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________
FORM 8-K
_____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 18, 2020
HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
________________________
Commission File Number 001-32335

Delaware	88-0488686
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11388 Sorrento Valley Road	92121
San Diego	(Zip Code)
California
(Address of principal executive offices)
(858) 794-8889
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	HALO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( §240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (e)     On February 18, 2020, Laurie Stelzer, Senior Vice President, Chief Financial Officer of Halozyme Therapeutics, Inc. (the “Company”), provided notice to the Company of her intention to resign from her position to pursue another employment opportunity. Ms. Stelzer will assist with a transition of her duties to her successor during a brief transition period. In consideration of her assistance during this transition, the Company will extend the exercisability of all her outstanding vested stock option awards for a period of three months.
(c)    On February 24, 2020, the Company announced that Elaine D. Sun has been appointed to serve as the Company’s Senior Vice President, Chief Financial Officer effective as of her expected start date of March 2, 2020.
From January 2017 to December 2019, Ms. Sun, age 48, served in senior management positions at Sutrovax, Inc., a biopharmaceutical company, most recently serving as Chief Financial Officer and Chief Strategy Officer. From 2013 to December 2016, Ms. Sun was an independent financial advisory consultant for private and public healthcare companies. From 2009 to 2012, Ms. Sun served as Managing Director and Head of West Coast Healthcare at Evercore Partners, a leading M&A advisory firm, where she led Evercore’s U.S. life sciences efforts. From 2005-2008, Ms. Sun served as Managing Director, Healthcare Investment Banking at Merrill Lynch & Co. Ms. Sun received her MBA degree from Harvard Business School and her Bachelor of Arts degree from Wellesley College.
There are no family relationships between Ms. Sun and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Mr. Sun does not have a direct or indirect material interest in any transaction or arrangement in which the Company is a participant.
Ms. Sun will be paid an annual base salary of $475,000 and she will be eligible to participate in the Company’s executive officer incentive plans, with a 2020 bonus target equal to 45% of her prorated base salary. Upon joining the Company, Ms. Sun will receive a stock option grant valued at $1,000,000, a restricted stock unit grant valued at $1,000,000 and a performance stock unit grant valued at $500,000. The option and restricted stock unit grant will vest on the Company’s standard four-year vesting schedules and the performance stock unit grant will vest based upon achievement of financial performance goals.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALOZYME THERAPEUTICS, INC.

February 24, 2020	By:	/s/ Masaru Matsuda

	Name:	Masaru Matsuda, Esq.
	Title:	Senior Vice President, General Counsel and Corporate Secretary